EXHIBIT 10.12

FIRST AMENDMENT
TO THE
AON CORPORATION 2011 EMPLOYEE STOCK PURCHASE PLAN

This First Amendment (the “Amendment”) to the Aon Corporation 2011 Employee Stock Purchase Plan (the “Plan”), is adopted by Aon Corporation, a Delaware corporation (the “Company”), to be effective as set forth below.

RECITALS

WHEREAS, the Board of Directors of the Company has determined it is advisable and in the best interests of the Company and its stockholders to amend the Plan to reflect the reorganization of the Company effective April 2, 2012;

NOW, THEREFORE, the Plan is hereby amended, effective as of April 2, 2012, by the Company’s authorized officers, as follows:

1.              The Plan is hereby amended by substituting the following for the first sentence of paragraph (h) of Section 2 of the Plan:

(h)           “Eligible Employee” means any regular employee of the Company, including an employee who is seconded by the Company to Parent, or a Participating Subsidiary who meets the following criteria: (i) the employee does not, immediately after the Option is granted, own (within the meaning of Section 423(b)(3) and 424(d) of the Code) stock possessing five percent or more of the total combined voting power or value of all classes of stock of Parent, the Company or of a Subsidiary; (ii) the employee has completed one year of employment for the Company or a Subsidiary; and (iii) the employee’s customary employment is 20 hours or more a week.

2.              The Plan is hereby amended by adding the following as paragraph (l) of Section 2 of the Plan and by changing the designation of existing paragraphs (l) through (s) of Section 2 of the Plan to paragraphs (m) through (t):

(l)            “Parent” means Aon plc, a public limited company incorporated under English law.

3.              The Plan is hereby amended by deleting paragraph (r) (previously, paragraph (q)) of Section 2 of the Plan in its entirety and replacing it with the following:

(r)            “Stock” means Class A Ordinary Shares, par value $0.01 per share, of Parent.

4.              The Plan is hereby amended by deleting the last sentence of Section 3.3 of the Plan in its entirety.

5.              The Plan is hereby amended by substituting the phrase “Aon 1998 Employee Stock Purchase Plan” for the phrase “1998 Plan” where it appears in Section 7.4 of the Plan.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officers, this 2nd day of April, 2012.

Aon Corporation

By:	/s/ Christa Davies
Christa Davies
Executive Vice President and
Chief Financial Officer

By:	/s/ Gregory J. Besio
Gregory J. Besio
Executive Vice President and
Chief Human Resources Officer